UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Name of Registrant as Specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

We have created a recorded message and telephone solicitation script that encourages stockholders to vote on the proposals outlined in the proxy materials. Below are transcripts of the these materials.

Transcript of recorded message by Charles J. Schreiber, Jr., Chairman of the Board, Chief Executive Officer and President of KBS Real Estate Investment Trust II, Inc.:

Hello, this is Chuck Schreiber, CEO of KBS REIT II.

With only a few days left until our March 5, 2020 Annual Meeting of Stockholders, I am reaching out to our fellow stockholders that have not yet voted. The majority of shareholders have voted and your vote is still missing.

I apologize for the inconvenience but your vote will only take a moment and you can vote now by pressing 1 to be connected to a proxy specialist.

If this message was recorded on your voicemail please take a moment to call at your earliest convenience 844-858-7384, that’s 844-858-7384, to vote your shares or use your proxy card and voting instructions you received in the mail.

As a reminder, the Board of Directors believes the proposals are in the best interest of the stockholders and recommended a vote FOR the proposals.

We appreciate support and thank you in advance for your vote.

Solicitation Script:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of KBS REAL ESTATE INVESTMENT TRUST II. You should have received proxy material electronically or in the mail concerning the annual meeting of Stockholders to be held on March 5, 2020.

I am calling to inform you that we are short the necessary votes needed to pass important proposals at our Annual Meeting. The majority of shareholders have voted and your vote is still missing.

To avoid the cost and time required to adjourn our annual meeting in order to obtain a sufficient number of favorable votes, please take a moment to call at your earliest convenience 844-858-7384, that’s 844-858-7384, to vote your shares or use your proxy card and voting instructions you received in the mail.

As a reminder, the Board of Directors believes the proposals are in the best interest of the stockholders and recommended a vote FOR the proposals.

We appreciate support and thank you in advance for your vote.